Exhibit 99.2

CORD:USE Cord Blood Bank, Inc.

BALANCE SHEETS

	(Unaudited)
	March 31,	December 31,
	2018	2017
ASSETS

Current Assets
Cash	$555,214	$54,150
Accounts receivable (net of allowance for doubtful accounts of $26,000 and $21,000, respectively)	215,827	165,430
Inventory, net	15,898,037	15,786,457
Prepaid expenses and other current assets	183,476	291,053

Total current assets	16,852,554	16,297,090

Furniture and equipment, net	590,276	618,383

Other Assets
Restricted Cash	30,005	30,002
Investment	303,000	287,000
Intangible assets	157,229	155,826

Total other assets	490,234	472,828

Total assets	$17,933,064	$17,388,301

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$3,003,083	$2,602,776
Accrued expenses	629,222	703,800
Advance from buyer	700,000	—
Current portion of deferred revenue	585,567	573,339
Current portion of capital lease obligations	75,169	75,169
Current portion of convertible promissory notes	2,725,000	2,625,000

Total current liabilities	7,718,041	6,580,084

Long-term Liabilities
Deferred revenue, less current portion	2,295,856	2,143,687
Capital lease obligations, less current portion	102,044	105,289
Convertible promissory notes, less current portion	419,900	294,900

Total other liabilities	2,817,800	2,543,876

Total liabilities	10,535,841	9,123,960

Shareholders’ equity
Common stock, $.01 par value, 130,000,000 shares authorized; 74,716,793 shares issued and outstanding	747,169	747,169
Preferred stock A, $.01 par value, 15,000,000 shares authorized; 14,836,489 shares issued and outstanding	148,439	148,439
Preferred stock B, $.01 par value, 15,000,000 shares authorized; 5,635,616 shares issued and outstanding	56,356	56,356
Preferred stock C, $.01 par value, 10,000,000 shares authorized; 875,000 shares issued and outstanding	8,750	8,750
Additional paid-in capital	47,845,032	47,839,036
Accumulated deficit	(41,408,523)	(40,535,409)

Total shareholders’ equity	7,397,223	8,264,341

Total liabilities and shareholders’ equity	$17,933,064	$17,388,301

CORD:USE Cord Blood Bank, Inc.

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2018	2017
Revenues
Cord blood stem cell unit revenues	$128,000	$224,000
Federal funding program reimbursement	—	22,720
Research unit sales	39,950	47,760
Family cord blood banking revenues	926,727	839,313

Total revenues	1,094,677	1,133,793

Cost of goods sold
Cost of goods sold	10,816	16,548
Facility operating costs	830,216	797,102

Total cost of goods sold	841,032	813,650

Gross profit	253,645	320,143

Expenses
Employee personnel expenses	230,882	165,744
Sales and marketing expenses	313,471	360,831
Consulting, professional advisory, and accounting fees	102,740	99,469
Legal fees	14,942	13,147
Occupancy expenses	68,324	67,754
General and administrative expenses	267,153	271,080

Total other expense	997,512	978,025

Loss from operations	(743,867)	(657,882)

Interest expense, net	(129,247)	(101,180)

Net loss	$(873,114)	$(759,062)

CORD:USE Cord Blood Bank, Inc.

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2018	2017
Cash flows from operating activities:
Net loss	$(873,114)	$(759,062)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	28,107	32,000
Increase in investments for research units shipped	(16,000)	—
Bad debt expense	8,095	14,523
Changes in operating accounts
Accounts receivable	(58,492)	163,114
Prepaid expenses	107,577	101,738
Inventory	(111,580)	(214,671)
Accounts payable	400,307	216,459
Accrued expenses	(74,578)	(24,110)
Deferred revenue	164,397	221,825

Net cash used in operating activities	(425,281)	(248,184)

Cash flows from investing activities:
Increase in restricted cash	(3)	—
Increase in intangible assets	(1,403)	(116)
Purchases of furniture and equipment	—	(18,017)

Net cash used in investing activities	(1,406)	(18,133)

Cash flows from financing activities:
Net proceeds from issuance of preferred stock	5,996	237,113
Borrowings on convertible promissory notes	225,000	100,000
Advance from buyer	700,000	—
Payments on capital lease obligations	(3,245)	(1,341)

Net cash provided by financing activities	927,751	335,772

Increase in cash and cash equivalents	501,064	69,455

Cash - beginning of period	54,150	197,797

Cash - end of period	$555,214	$267,252

Supplemental disclosure of cash flow information
Cash paid for interest	$8,640	$—

CORD:USE Cord Blood Bank, Inc.

STATEMENTS OF SHAREHOLDERS' EQUITY

	Common Stock		Preferred Stock		Preferred Stock		Preferred Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders' Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2017	74,716,793	$747,169	14,836,489	$148,439	5,635,616	$56,356	875,000	$8,750	$47,839,036	$(40,535,409)	$8,264,341

Credit of preferred stock issuance costs	—	—	—	—	—	—	—	—	5,996	—	$5,996
Net loss										(873,114)	$(873,114)

Balance at March 31, 2018	74,716,793	$747,169	14,836,489	$148,439	5,635,616	$56,356	875,000	$8,750	$47,845,032	$(41,408,523)	$7,397,223

Cord:Use Cord Blood Bank, Inc.

Notes to Financial Statements

March 31, 2018

(Unaudited)

Note 1: Description of Business, Basis of Presentation and Significant Accounting Policies

CORD:USE Cord Blood Bank, Inc. (“the Company”) was incorporated on June 22, 2004 in the state of Florida for the purpose of creating a public umbilical cord blood stem cell bank (“Public Cord Blood Bank”) which would have a large, ethnically diverse, high quality inventory of available cord blood stem cell units for those in need of a life-saving therapy. The Company collects cord blood units at hospitals in Florida, Arizona, California and Michigan. The Company’s public inventory is stored in North Carolina, and the cord blood units are sold through the National Marrow Donor Program (“NMDP”) located in Minnesota, who ultimately distributes the cord blood units to transplant centers located in the United States, and around the world. Beginning in 2010, the Company began offering private cord blood banking services (“Family Cord Blood Bank”) to families choosing to store their babies’ cord blood with the Company for a fee. The Company processes and stores these family cord blood units in its laboratory and storage facility at its headquarters in Orlando, Florida.

The accompanying unaudited financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim information. Accordingly, the financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation. The interim consolidated financial statements included herein are unaudited, but reflect all adjustments, consisting of normal and recurring items, which, in the opinion of management, are necessary for a fair presentation of the consolidated financial position and results of operations for the interim periods presented. These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report for the year ended December 31, 2017.

The Company has evaluated subsequent events for potential recognition and disclosure through June 15, 2018 to determine if either recognition or disclosure of significant events or transactions is required.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09 (Revenue from Contracts with Customers (Topic 606)), which requires an entity to recognize revenue from the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance addresses, in particular, contracts with more than one performance obligation, as well as the accounting for some costs to obtain or fulfill a contract with a customer, and provides for additional disclosures with respect to revenues and cash flows arising from contracts with customers. With respect to nonpublic entities, this update is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The effect of this guidance on the financial statements of the Company has not been determined.

The FASB issued ASU 2016-02 (Leases) (“ASU 2016-02”). The core principle of ASU 2016-02 is that an entity should recognize on its balance sheet assets and liabilities arising from a lease. In accordance with that principle, ASU 2016-02 requires that a lessee recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying leased asset for the lease term. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on the lease classification as a finance or operating lease. The new accounting guidance is effective for nonpublic companies for fiscal years beginning after December 15, 2019 (i.e., calendar years beginning on January 1, 2020). Early adoption is permitted. The effect of this guidance on the Company’s financial statements has not yet been determined.

Note 2: Cost Method

On March 31, 2014, the Company executed a supply and equity participation agreement with a customer who is engaged in medical and life science research that involves the use of stem cells derived from umbilical cord blood units in clinical trials for humans. Under the terms of the supply and equity participation agreement, the customer granted the Company the exclusive right to supply umbilical cord blood units to the customer for use in clinical trials. As consideration, for the umbilical cord blood supply, the Company received 5% of the total issued and outstanding common stock of the customer in the form of 750,000 common stock shares of which a portion has been distributed to certain investors in the Company, leaving 665,287 shares held by the Company.

Upon the shipment of umbilical cord blood units to the customer, the Company recognized revenue and a long-term investment equal to the estimated fair value of units shipped of $1,000 per unit. This estimated fair value was primarily based on what the Company charges customers for similar umbilical cord blood units when the consideration is in the form of cash. During the three months ended March 31, 2018 and March 31, 2017, the Company recognized $16,000 and $0 in research unit sales for cord blood units shipped and increased its long-term investment.

Note 3: Convertible Promissory Notes

Convertible promissory notes consist of the following as of March 31, 2018 and December 31, 2017.

	March 31, 2018	December 31, 2017
Two-year convertible promissory notes with shareholders, principle due upon maturity at varying dates through September 2019, interest of 14%, payable annually (i)	$944,900	$944,900
Two year convertible promissory notes, principal due upon maturity at varying dates through October 2018, interest of 14% , payable annually (ii)	1,975,000	1,975,000
Two year convertible promissory notes, principal due upon maturity at varying dates through March 2020, interest of 14% , payable annually (iii)	225,000
Less: Current portion	(2,725,000)	(2,625,000)

Long-term, less current portion	$419,900	$294,900

(i)

As of the date of these financial statements, a total of $750,000 of these convertible promissory notes with shareholders are considered to be in default either due to the note maturing or the required annual interest payment becoming due and not being paid. The Company issued a total of 325,000 warrants to purchase common stock at a price of $1.00 per share due to the required annual interest payments not being paid. At March 31, 2018 and December 31, 2017, accrued interest on the convertible promissory notes with shareholders totaled $206,936 and $170,746 and is included in accrued expenses on the face of the accompanying balance sheets

(ii)

As of the date of these financial statements, a total of $1,975,000 of these convertible promissory notes are considered to be in default either due to the note maturing or the required annual interest payment becoming due and not being paid. The Company issued a total of 725,000 warrants to purchase common stock at a price of $1.00 per share due to the required annual interest payments not being paid. At March 31, 2018 and December 31, 2017, accrued interest on the convertible promissory notes totaled $418,775 and $343,831 and is included in accrued expenses on the face of the accompanying balance sheets.

(iii)

Two-year convertible promissory note totaling $225,000, which includes $150,000 from the Company’s majority shareholder. The convertible promissory notes bear interest at 14% and are due in two years from the date of execution through March 2020 and require annual interest payments. In connection with the issuance of the Notes, a total of 112,500 common stock warrants with an exercise price of $1.00 were also issued.

All convertible promissory notes provide the holder the option to convert all outstanding principal and accrued and unpaid interest into shares of preferred stock (see below) upon the occurrence of the following events:

Qualified Financing: defined as the sale of convertible preferred stock prior to maturity resulting in aggregate proceeds of $7,500,000 or more

Change in Control: defined as the change in ownership of 80% of the outstanding total voting power of the Company or any merger or consolidation, or the sale of substantially all assets of the Company.

If conversion occurs under a Qualified Financing, all outstanding principal and all accrued and unpaid interest (“Balance”) shall be converted by dividing the Balance by 80% of the per share price of the Preferred Stock issued in the Qualified Financing.

If conversion occurs under a Change in Control, the Balance shall be converted by dividing the Balance by 80% of the per share price, as defined in the agreement, divided by the sum of all shares of capital stock issued and outstanding on a fully-diluted basis

Warrants

Subsequent to December 31, 2017 through May 2018, an additional 312,500 of common stock warrants with an exercise price of $1.00 were issued to convertible promissory note holders due to required annual interest payments becoming due and not being paid. These warrants expire at varying times through April 2028

Note 4: Business Operations and Liquidity

For the three months ended March 31, 2018 and March 31, 2017, the Company incurred losses of approximately $873,000 and $759,000 respectively. At March 31, 2018 and December 31, 2017, the Company has an accumulated deficit of $41,408,523 and $40,535,409, respectively. Further, as of the date of these financial statements, the Company has $2,725,000 of convertible promissory notes that are considered in default. The Company has executed a letter of intent (see Note 5) in which the Company would sell substantially all of its assets. The purchase price from this transaction would enable the Company to have sufficient cash to repay its current obligations.

Note 5: Subsequent Event

On March 16, 2018, the Company executed a letter of intent with Cryo-Cell International, Inc. (“Cryo-Cell”) in which Cryo-Cell will acquire all of the assets of the Company on a cash-free, debt-free basis. On March 27, 2018, the Company executed a promissory note to borrow $700,000 from Cryo-Cell. The note beared interest at 10% annually. On May 29, 2018, the Company entered into a definitive Asset Purchase Agreement (the “Purchase Agreement”) with Cryo-Cell pursuant to which it was agreed, Cryo-Cell will purchase substantially all of Cord:Use’s assets, including without limitation Cord:Use’s inventory of public cord blood units existing as of the closing date (the “Public Cord Blood Inventory”) and Cord:Use’s shares of common stock of Tianhe Stem Cell Biotechnologies, Inc., an Illinois corporation (the “Tianhe Capital Stock”). On June 11, 2018, Cryo-Cell completed its acquisition. The aggregate consideration paid at closing under the Purchase Agreement was $14,000,000, with $10,500,000 paid in cash and the balance paid through the delivery to the Company of 465,426 shares of Cryo-Cell’s common stock, par value $0.01 per share (“Common Stock”), at $7.52 per share. The $700,000 note, mentioned above, was credited to the purchase price and the loan is deemed satisfied in full. In addition, Cryo-Cell assumed certain limited liabilities incurred by the Company in connection with its business that were unpaid as of the closing date and that directly relate to the services to be provided after closing by Cryo-Cell. Cryo-Cell also assumed certain of the Company’s contracts and the obligations arising therefrom after the closing.

Additionally, Cord:Use is entitled to an earnout from Cryo-Cell’s sale of the Public Cord Blood Inventory from and after closing. Each calendar year after the closing, Cryo-Cell shall pay to Cord:Use 75% of all gross revenues, net of any returns, received from the sale of public cord blood inventory in excess of $500,000. Such payments shall be made quarterly, within 30 days of the end of the last month of each calendar quarter, until the public cord blood inventory is exhausted. In addition, each calendar year after closing, until the public cord blood inventory is exhausted, for every $500,000 of retained gross revenues, net of any returns, received and retained by Cryo-Cell in excess of the initial $500,000 retained by Cryo-Cell during such year, Cryo-Cell shall deliver $200,000 worth of Cryo-Cell Common stock to Cord:Use, up to an aggregate value of $5,000,000. The Company is also entitled to a portion of the gross profits generated, or deemed to have been generated, by Cryo-Cell from its ownership of the Tianhe Capital Stock.